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                                                                      Exhibit 21

              Subsidiaries of CNL American Properties Fund, Inc.
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CNL Fund Advisors, Inc.           (100% ownership)
CNL Financial Service GP Corp.    (100% ownership)
CNL Financial Services, L.P.      (indirect 100% ownership)
CNL APF GP Corp. (100% ownership), which owns 20% of CNL APF
                   Partners, L.P.
CNL APF LP Corp. (100% ownership), which owns 80% of CNL APF Partners, L.P.